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Exhibit 23.2

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-110111 of WJ Communications, Inc., on Form S-3 of our report dated January 23, 2003 (March 27, 2003 as to the last paragraph of Note 8), appearing in the Annual Report on Form 10-K of WJ Communications, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
December 22, 2003

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  Exhibit 23.2
CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS